UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items 1.01, 2.03     Amendment of Material Agreement; Entry into a Material Definitive Agreement; Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan

On December 8, 2017, Winnebago and Octavius Corporation entered into an amendment (the “Term Loan Amendment”) to its existing Term Loan Agreement dated November 8, 2016 by and among Winnebago, Octavius Corporation, the other loan parties party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. A copy of the Term Loan Amendment is attached hereto as Exhibit 10.1.

The Term Loan Amendment provides for Refinancing Tranche B Term Loans in an aggregate principal amount of $260 million. Net proceeds from the Refinancing Term Loans were used to refinance the existing Term Loans in their entirety, to reduce the Term Loans from $300 million to $260 million. The Term Loan Amendment reprices the Tranche B Term Loans at a fluctuating rate of interest per year based on the London Interbank Offering Rate (“LIBOR”) plus 3.5% to replace the previous facility that carried an interest rate of LIBOR plus 4.5%. The Refinancing Tranche B Term Loans will mature on November 8, 2023.

Asset Based Lending

Also on December 8, Winnebago, Winnebago of Indiana, LLC and Grand Design RV, LLC (collectively the “Borrowers”) entered into an amendment (the “Credit Amendment”) to the existing ABL Credit Agreement dated November 8, 2016 by and among the Borrowers, the other loan parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. A copy of the Credit Amendment is attached hereto as Exhibit 10.2.

The Credit Amendment reduces the interest rate on the $125 million asset-based lending facility (“ABL”). Interest rates on the amended ABL will now be from LIBOR plus 1.25% to 1.75% in place of the previous range of LIBOR plus 1.50% to 2.00%. The interest rate primarily depends upon the amount borrowed on the ABL. In addition to reducing the interest rate, the Credit Amendment lessens the reporting requirements to which the Borrowers are subject in the absence of a default and when certain financial conditions are met. The requirement that Winnebago hedge a material portion of the Term Loan B floating rate interest exposure was also removed from the ABL. The ABL facility will mature on November 8, 2021.

The foregoing descriptions of Amendment No. 1 to Loan Agreement and Amendment No. 2 to Credit Agreement are not complete and are each subject to and qualified in their respective entirety by reference to Amendment No. 1 to Loan Agreement and Amendment No. 2 to Credit Agreement that are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-k.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	News Release of Winnebago Industries, Inc. dated December 8, 2017
10.1	Amendment No. 1 to Loan Agreement dated as of December 8, 2017 among Octavius Corporation, JPMorgan Chase Bank, N.A. as Administrative Agent and the lender parties hereto.
10.2
Amendment No. 2 to Credit Agreement dated as of December 8, 2017 by and among Winnebago Industries, Inc., Winnebago of Indiana, LLC, Grand Design RV, LLC, the other Loan Parties hereto, the financial institutions party hereto as Lenders, and JPMorgan Chase Bank, N.A. as Administrative Agent.

Cautionary Statement Regarding Forward-Looking Information

Forward-looking Statements
This Current Report on Form 8-K contains forward-looking statements that relate to future events. Winnebago cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect Winnebago’s current expectations, and Winnebago does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Winnebago statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond Winnebago’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the New Term Loan Facility, expected interest expense savings, and expenses related to the write-off of certain debt issuance costs constitute forward-looking statements. For a description of additional factors that may cause Winnebago’s actual results, performance, or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Winnebago’s public reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	December 11, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary